Exhibit 17(a)

EVERY STOCKHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:
VOTE ON THE INTERNET
Log on to:
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Follow the on-screen instructions
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VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

THANK YOU FOR VOTING

Please detach at perforation before mailing.

PROXY CARD	BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2020
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMON SHARES

The undersigned hereby appoints Jay M. Fife and Paul Mickle, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the common shares of BlackRock Muni New York Intermediate Duration Fund, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of BlackRock Muni New York Intermediate Duration Fund, Inc., to be held on April 1, 2020, at 10:00 a.m. Eastern Time, at the offices of BlackRock Advisors, LLC (“BlackRock”), 1 University Square Drive, Princeton, New Jersey 08540-6455, or at any adjournments, postponements or delays thereof. The validity of this proxy is governed by Maryland law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting of Stockholders.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSED MERGER AGREEMENT.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

MNE_31108_020720

EVERY STOCKHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be Held on April 1, 2020.

The Proxy Statement/Prospectus for this meeting is available at: https://www.proxy-direct.com/blk-31108

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING “FOR” THE PROPOSAL

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:    ☒

A	Proposal
		FOR	AGAINST	ABSTAIN
1A.

The common shareholders and preferred shareholders of BlackRock Muni New York Intermediate Duration Fund, Inc. (the “Target Fund”), are being asked to vote as a single class on a proposal to approve an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Target Fund will merge with and into a Massachusetts limited liability company and a wholly-owned subsidiary of BlackRock New York Municipal Opportunities Fund (the “Acquiring Fund”), a series of BlackRock Multi-State Municipal Series Trust, with shares of the Target Fund’s common stock being converted into newly issued Investor A shares of the Acquiring Fund.

		☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below
Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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⬛	xxxxxxxxxxxxxx	MNE1 31108 M xxxxxxxx	+